EXHIBIT 99.1

HEALTHSTREAM, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On February 12, 2018, HealthStream, Inc. (the “Company”), completed the sale of its Patient Experience business (the “PX Business”) to Press Ganey, Inc. (“Press Ganey”) in connection with the closing of the transactions contemplated by that certain membership interest purchase agreement dated as of February 12, 2018 (the Purchase Agreement”), by and between the Company and Press Ganey, pursuant to which the Company sold to Press Ganey all of the outstanding equity interests of Improve PX, LLC, a wholly-owned subsidiary of the Company. This sale of the PX Business resulted in the Company’s complete divestiture of the Company’s patient experience solutions business segment.

The following unaudited pro forma condensed consolidated financial information is based on the historical financial statements of the Company, with pro forma adjustments to reflect the disposition of the PX Business pursuant to the Purchase Agreement. Beginning with the quarter ending March 31, 2018, the historical financial results of the PX Business for periods prior to the closing of the transactions under the Purchase Agreement will be reflected in the Company’s consolidated financial statements as discontinued operations.

The unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2017 is presented as if the disposition of the PX Business had occurred on September 30, 2017. The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2017 and the years ended December 31, 2016, 2015, and 2014, are presented as if the disposition of the PX Business had occurred on January 1, 2014, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated financial information and the related notes should be read in conjunction with the Company’s audited financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and the Company’s unaudited financial statements and the notes thereto included in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 31, 2017.

The unaudited pro forma condensed consolidated financial information has been prepared in conformity with Article 11 of Regulation S-X. In addition, this unaudited pro forma condensed consolidated financial information is based on currently available information and assumptions that the Company believes are reasonable. This unaudited pro forma condensed consolidated financial information is presented for informational purposes only, and does not purport to represent what the Company’s results of operations or financial position would have been had the disposition of the PX Business occurred on the dates indicated, or to project the results of operations for any future periods.

HEALTHSTREAM, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2017

(in thousands)

		(A)
	As Reported	Pro Forma Adjustments	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$60,460	$57,350	$117,810
Marketable securities	62,943	—	62,943
Accounts receivable, net of allowance for doubtful accounts	38,379	(3,979)	34,400
Accounts receivable – unbilled	1,746	(677)	1,069
Prepaid royalties, net of amortization	17,221	(44)	17,177
Other prepaid expenses and other current assets	8,526	(293)	8,233

Total current assets	189,275	52,357	241,632

Property and equipment, net of accumulated depreciation	9,923	(1,215)	8,708
Capitalized software development, net of accumulated amortization	18,685	(2,511)	16,174
Goodwill	110,298	(24,154)	86,144
Customer-related intangibles, net of accumulated amortization	61,580	(345)	61,235
Other intangible assets, net of accumulated amortization	9,609	(57)	9,552
Non-marketable equity investments	3,771	—	3,771
Other assets	699	6,532	7,231

Total assets	$403,840	$30,607	$434,447

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$15,235	$11,417	$26,652
Accrued royalties	12,997	(25)	12,972
Deferred revenue	66,509	(3,257)	63,252

Total current liabilities	94,741	8,135	102,876

Deferred tax liabilities	4,871	(2,311)	2,560
Deferred revenue, noncurrent	7,074	(17)	7,057
Other long term liabilities	1,497	(603)	894
Commitments and contingencies	—	—	—

Total liabilities	108,183	5,204	113,387

Shareholders’ equity:
Common stock	282,083	—	282,083
Retained earnings	13,594	25,403	38,997
Accumulated other comprehensive loss	(20)	—	(20)

Total shareholders’ equity	295,657	25,403	321,060

Total liabilities and shareholders’ equity	$403,840	$30,607	$434,447

See notes to the unaudited pro forma condensed consolidated financial information.

HEALTHSTREAM, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2017

(in thousands, except per share data)

		(B)
	As Reported	Pro Forma Adjustments	Pro Forma
Revenues, net	$184,904	$(25,274)	$159,630
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	79,382	(14,484)	64,898
Product development	20,630	(2,701)	17,929
Sales and marketing	31,111	(3,347)	27,764
Other general and administrative expenses	25,622	(2,353)	23,269
Depreciation and amortization	19,488	(1,615)	17,873

Total operating costs and expenses	176,233	(24,500)	151,733

Operating income	8,671	(774)	7,897

Other income, net	468	12	480

Income from continuing operations before income tax provision	9,139	(762)	8,377
Income tax provision	3,083	(305)	2,778

Income from continuing operations	$6,056	$(457)	$5,599

Earnings per share:
Basic	$0.19		$0.18

Diluted	$0.19		$0.17

Weighted average shares of common stock outstanding:
Basic	31,848		31,848

Diluted	32,183		32,183

See notes to the unaudited pro forma condensed consolidated financial information

HEALTHSTREAM, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2016

(in thousands, except per share data)

		(B)
	As Reported	Pro Forma Adjustments	Pro Forma
Revenues, net	$225,974	$(33,850)	$192,124
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	96,634	(21,668)	74,966
Product development	28,897	(4,664)	24,233
Sales and marketing	39,004	(4,074)	34,930
Other general and administrative expenses	33,665	(3,208)	30,457
Depreciation and amortization	22,207	(1,840)	20,367

Total operating costs and expenses	220,407	(35,454)	184,953

Operating income	5,567	1,604	7,171

Other income, net	581	—	581

Income from continuing operations before income tax provision	6,148	1,604	7,752
Income tax provision	2,393	642	3,035

Income from continuing operations	$3,755	$962	$4,717

Earnings per share:
Basic	$0.12		$0.15

Diluted	$0.12		$0.15

Weighted average shares of common stock outstanding:
Basic	31,721		31,721

Diluted	32,068		32,068

See notes to the unaudited pro forma condensed consolidated financial information

HEALTHSTREAM, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2015

(in thousands, except per share data)

		(B)
	As Reported	Pro Forma Adjustments	Pro Forma
Revenues, net	$209,002	$(34,193)	$174,809
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	89,386	(22,446)	66,940
Product development	24,214	(2,520)	21,694
Sales and marketing	35,589	(4,521)	31,068
Other general and administrative expenses	29,259	(2,772)	26,487
Depreciation and amortization	16,997	(1,545)	15,452

Total operating costs and expenses	195,445	(33,804)	161,641

Operating income	13,557	(389)	13,168

Other income, net	162	6	168

Income from continuing operations before income tax provision	13,719	(383)	13,336
Income tax provision	5,098	(153)	4,945

Income from continuing operations	$8,621	$(230)	$8,391

Earnings per share:
Basic	$0.29		$0.28

Diluted	$0.28		$0.28

Weighted average shares of common stock outstanding:
Basic	30,057		30,057

Diluted	30,436		30,436

See notes to the unaudited pro forma condensed consolidated financial information

HEALTHSTREAM, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2014

(in thousands, except per share data)

		(B)
	As Reported	Pro Forma Adjustments	Pro Forma
Revenues, net	$170,690	$(31,901)	$138,789
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	74,145	(20,277)	53,868
Product development	16,463	(1,544)	14,919
Sales and marketing	29,867	(6,183)	23,684
Other general and administrative expenses	22,909	(2,453)	20,456
Depreciation and amortization	10,931	(1,474)	9,457

Total operating costs and expenses	154,315	(31,931)	122,384

Operating income	16,375	30	16,405

Other income, net	146	—	146

Income from continuing operations before income tax provision	16,521	30	16,551
Income tax provision	6,127	12	6,139

Income from continuing operations	$10,394	$18	$10,412

Earnings per share:
Basic	$0.38		$0.38

Diluted	$0.37		$0.37

Weighted average shares of common stock outstanding:
Basic	27,570		27,570

Diluted	28,023		28,023

See notes to the unaudited pro forma condensed consolidated financial information.

HEALTHSTREAM, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1. BASIS OF PRESENTATION

The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to present events that are (i) directly attributable to the PX Business, (ii) factually supportable and (iii) are expected to have a continuing impact on the Company’s consolidated results following the PX Business disposition. The pro forma condensed consolidated statements of income do not reflect the estimated gain on the sale of the PX Business.

2. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed consolidated financial information:

(A)	These adjustments reflect the disposition of the PX Business as of September 30, 2017, which was sold for approximately $65.5 million in cash (subject to adjustment based on the working capital of the PX Business as of the closing), less estimated transaction costs. Transaction costs are estimated to be approximately $1.6 million. Approximately $6.6 million of cash will be held in escrow for a period of time following the closing as a source of recovery for indemnification claims by Press Ganey. Retained earnings reflects the estimated after-tax gain from the transaction. Income taxes of approximately $14.0 million were estimated using statutory rates in effect as of the date of disposition.

(B)	These adjustments reflect the elimination of revenue and expenses associated with the PX Business, including corporate support resources assigned to the business unit. The provision for income taxes adjustments were based on average entity level statutory tax rates in effect for the respective periods presented.